Wikisoft Corp. (OTCQB:WSFT) Announces Trading on the OTCQB Venture Market

Wikisoft Corp. (the “Company,” “we,” and “our”) (OTCQB:WSFT) today announced that its common stock has commenced trading on the OTCQB® Venture Market (the “OTCQB”) with the market open on August 17th, 2021, under the symbol “WSFT”.

The Company’s Chief Executive Officer, Carsten Kjems Falk commented: "Trading on the OTCQB is another important milestone for Wikisoft Corp. We believe that with the Company's shares trading on the OTCQB, it will enhance our visibility and make the Company's shares available to a much larger group of U.S. investors. We believe that trading on the OTCQB is anticipated to enhance liquidity by providing current and prospective investors with an easily accessible and transparent trading platform where they go and obtain market information.”

About OTCQB

The OTCQB® Venture Market is the premier marketplace for entrepreneurial and development stage US and international companies that are committed to providing a high-quality trading and information experience for their US investors. To be eligible, companies must be current in their financial reporting, pass a minimum bid price test, and undergo an annual company verification and management certification process. The OTCQB quality standards provide a strong baseline of transparency, as well as the technology and regulation to improve the information and trading experience for investors.

ABOUT WIKISOFT CORPORATION

In line with increasing globalization, we believe that there is a growing demand for access to credible company and employee information worldwide. Wikisoft’s flagship online platform, Wikiprofile.com, aims to be a powerful solution with tools and resources for businesses and business professionals to find valid information quickly and easily so that they can make informed career and hiring decisions.

Our vision is to create opportunity globally for business professionals and businesses to make informed career and hiring decisions. Manifesting this vision requires scaling information technology with high data validity across the key pillars: business professionals, businesses, job opportunities and professional skills. By pursuing this vision, we believe Wikisoft Corp. can enable users to connect to business opportunities on a global scale. In line with increasing globalization, there is a growing demand for access to credible business and employee information worldwide.

FORWARD-LOOKING STATEMENTS

This press release contains statements of a forward-looking nature about the Company. You can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "future" or other similar expressions. The Company has based these forward-looking statements primarily on the Company's current expectations and projections about future events and financial trends that the Company believes may affect Company's financial condition, results of operations, business strategy, and financial needs. There is no assurance that the Company's current expectations and projections are accurate. All forward-looking statements in this press release are based on the Company's information on the date hereof. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company's actual results to differ materially from those implied by the forward-looking statements. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. This press release does not constitute or form part of any offer or invitation to purchase, otherwise acquire, issue, subscribe for, sell or otherwise dispose of any securities, nor any solicitation of any offer to purchase, otherwise acquire, issue, subscribe for, sell, or otherwise dispose of any securities of the Company. The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

CONTACT

WikiSoft Corp.
315 Montgomery Street, San Francisco,
CA 94104, USA
Phone: +1-800-706-0806
Email: investor@wikisoft.com

Investor site: www.wikisoft.com

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